Exhibit 10.63

Amendment 1
to the
Maintenance Terms and Conditions
Between
Brightline Trains LLC (f/k/a All Aboard Florida – Operations LLC) and
Siemens Industry, Inc.
6/28/2018 11:48:17 AM PDT

Amendment 1 (“Amendment 1”) dated June ____, 2018 (the “Effective Date”) to the Maintenance Terms and Conditions dated December 31, 2014 (“MTC”), by and between Brightline Trains LLC (f/k/a All Aboard Florida – Operations LLC), a limited liability company duly formed and validly existing under the laws of State of Delaware, with a principal business address of 161 NW 6thStreet, Suite 900, Miami, FL 33136 (“AAF” or “Owner”) and Siemens Industry, Inc., a corporation duly formed and validly existing under the laws of State of Delaware, with a principal business address of 7464 French Road, Sacramento, CA 95828 (“SII” or “Maintainer”). Each of AAF and SII may be referred to herein as a “party” or collectively as the “parties”. This Amendment 1 is executed in accordance with Section 45 of the MTC.

WITNESSETH:

Whereas, the Maintainer and the Owner (each as defined above) have entered into a Vehicle Terms and Conditions Agreement dated August 15, 2014 for the manufacture and supply of the Trains and the Supplied Equipment (the “VTC”); and

Whereas, the Maintainer and the Owner have agreed that the Maintainer shall maintain the Trains and Supplied Equipment manufactured and supplied under the VTC in accordance with the terms of the MTC; as well as trains supplied and or manufactured by other suppliers, upon mutual agreement on price adjustment.

Whereas, Owner and Maintainer have agreed to amend the MTC, by this Amendment 1, for the purpose of clarifying and correcting certain terms and conditions; and

Now, therefore be it resolved, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.
Defined Terms. All defined terms expressed in the MTC shall, unless expressed to the contrary herein or the context otherwise requires continue to have the same meanings where used in this Amendment 1.

2.	Amendments. Owner and Maintainer hereby amend the MTC as follows:

2.1. The Parties acknowledge and agree that due to change in circumstances, there will no longer be a Break Option and therefore Section 2.2 of the MTC is hereby deleted.

2.2 Section 13 of the MTC is amended to include subsection 13.1.3 as follows:

13.1.3. Notwithstanding the foregoing, no advance notice shall be required, with respect to inspections, in the case of an emergency, or following a Maintainer Event of Default pursuant to Section 16.

2.3. Section 16 of the MTC is amended to include subsection 16.3 as follows:

16.3. Owner may terminate the MTC in its entirety for convenience, for any reason or no reason, by written notice of no less than ninety (90) days. If Owner exercises this right to terminate for convenience, Owner shall pay Maintainer a termination payment as follows, within thirty (30) days of the termination effective date) (“Termination Payment”):
●	Phase I Revenue Service Year 1 through 6 – USD$5,000,000
●	Phase I Revenue Service Year 7 through 12 – USD$4,000,000
●	Phase I Revenue Service Year 13 through 18 – USD$3,000,000
●	Phase I Revenue Service Year 19 through 24 - USD$2,000,000
●	Phase I Revenue Service Year 25 through 30 – USD$1,000,000

The Revenue Service Year commencement calculation will be based on the commencement of the MTC Phase I Revenue Service Year. For the avoidance of doubt, Revenue Service Year 1 for Phase I Revenue Service commenced January 13, 2018.

Regardless of the year of termination and, in addition to the above Termination Payment, Owner shall make payment to Maintainer of all outstanding undisputed invoices in addition to payment for work performed by the Maintainer that was not yet invoiced.

2.4.
The Parties acknowledge and agree that Owner, to save up-front infrastructure and tooling costs, has submitted a VMF design plan (“VMF design”), pursuant to Exhibit 8 of the MTC, with reduced scope and infrastructure from the design plan initially intended by the MTC (e.g., smaller/less complex infrastructure building and elimination of certain workshop tools). The Parties agree to negotiate in good faith additional costs to the extent caused by the additional work or cost for Maintenance resulting from said reduced scope (e.g., outsourcing of wheel exchange, reduced warehouse space, multipurpose areas), in writing within a reasonable period of time after the plans are finalized for implementation.

2.5.	Exhibit 5 Part 1 – Payment Schedule is hereby deleted and the attached schedule, incorporated herein and made a part hereof as Exhibit 5 Part 1 – Payment Schedule, Rev1 is substituted in lieu thereof.

2.6.
Exhibit 5 Part 2 – Variable Mileage Rate, is hereby deleted and the attached schedule, incorporated herein and made a part hereof as Exhibit 5 Part 2 – Variable Mileage and Hourly Rates, Rev1 is substituted in lieu thereof.

3.
Collateral Assignment. Section 40.3 is modified to add “collateral assignment” as form of Security Interest that Owner is entitled to grant which Maintainer agrees to execute a written consent to the same, upon agreement on the form of such assignment.

4.
Parent Company Guarantee. Upon request of Owner, Maintainer shall obtain a Parent Company Guarantee in the event that Owner’s Lender requires the same as a condition for financing. The form, price and value of the Parent Company Guarantee shall be negotiated between the parties at such time as this condition is met.

5.	Notices. Section 32.1.2 is deleted and the following Section 32.1.2 is substituted in lieu thereof.

if to the Owner, to:

Brightline Trains LLC
c/o AAF Holdings LLC
161 NW 6thST, Ste. 900
Miami, FL 33136
Attention: Patrick Goddard (copied to Myles Tobin)

6.
In the event that Owner obtains trains supplied and/or manufactured by other suppliers, Maintainer shall, upon request of Owner, maintain those trains on the same basis and pursuant to the same terms of this Agreement, as amended, upon mutual agreement as to price adjustment.

7.
Full Force and Effect; Conflicts. This Amendment 1 shall be read in conjunction with the MTC, all terms and conditions of which shall continue to have full force and effect, except to the extent as amended by this Amendment 1. In the event of any conflict or inconsistency between the terms of this Amendment 1 and the MTC, the terms of Amendment 1 will govern.

8.
Counterparts. This Amendment 1 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment 1, it shall not be necessary to produce or account for more than one such counterpart.

In witness whereof, the parties hereto caused this Amendment 1 to be executed by their duly authorized representatives as of the date first written above.

/s/ [ILLEGIBLE]	Siemens Industry Inc
Signature	Signature
Patrick Goddard
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President and COO	Michael Tyler, Senior Director
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Signature

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Chris Maynard, Vice President
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